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                                                                  Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-00000) and related Prospectus of Premier Bancshares, Inc. pertaining to the Premier Bancshares, Inc. 1997 Stock Option Plan and to the incorporation by reference therein of our report dated February 5, 1999, with respect to the consolidated financial statements of Premier Bancshares, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Atlanta, Georgia
June 1, 1999